Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2005 Equity Incentive Plan, as amended, of Aradigm Corporation of our report dated March 26, 2013 relating to the consolidated financial statements of Aradigm Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ OUM & Co., LLP

San Francisco, California

April 15, 2013